                                                                    EXHIBIT 99.4

                        PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)



ASSETS
CURRENT ASSETS:
   Cash and cash equivalents  . . . . . . . . . . . . . . . . . .      $    440
   Restricted cash  . . . . . . . . . . . . . . . . . . . . . . .         3,300
   Accounts receivable, net   . . . . . . . . . . . . . . . . . .         1,248
   Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . .         2,711
   Other current assets   . . . . . . . . . . . . . . . . . . . .           575
                                                                       --------
         Total current assets . . . . . . . . . . . . . . . . . .         8,274
Property & equipment, net . . . . . . . . . . . . . . . . . . . .         1,512
   Excess purchase price over net assets acquired, net  . . . . .        17,205
                                                                       --------
   Deferred financing costs   . . . . . . . . . . . . . . . . . .         1,680
   Other assets   . . . . . . . . . . . . . . . . . . . . . . . .           129
                                                                       --------
         Total assets . . . . . . . . . . . . . . . . . . . . . .      $ 28,800
                                                                       ========

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses  . . . . . . . . . . . .      $  4,251
   Due to stockholders/officers   . . . . . . . . . . . . . . . .         5,250
   Notes payable  . . . . . . . . . . . . . . . . . . . . . . . .         2,230
   Current maturities of long term debt   . . . . . . . . . . . .           266
   Other current liabilities  . . . . . . . . . . . . . . . . . .           622
                                                                       --------
         Total current liabilities  . . . . . . . . . . . . . . .        12,619
   Long term portion of capital leases  . . . . . . . . . . . . .            10
   Long term debt, less current maturities  . . . . . . . . . . .         7,727
   Debt discount  . . . . . . . . . . . . . . . . . . . . . . . .        (1,647)
                                                                       --------
         Total liabilities  . . . . . . . . . . . . . . . . . . .        18,709

STOCKHOLDERS' EQUITY:
   Common stock   . . . . . . . . . . . . . . . . . . . . . . . .            52
   Warrants outstanding   . . . . . . . . . . . . . . . . . . . .         2,376
   Additional paid in capital   . . . . . . . . . . . . . . . . .        14,542
   Retained earnings (accumulated deficit)  . . . . . . . . . . .        (6,879)
                                                                       --------
         Total stockholders' equity . . . . . . . . . . . . . . .        10,091
                                                                       --------
         Total liabilities & stockholders' equity . . . . . . . .      $ 28,800
                                                                       ========

                     PRO FORMA COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

                             (AMOUNTS IN THOUSANDS)


                                                                             COMPANIES ACQUIRED
                                                                   -------------------------------------
                                                       HISTORICAL                                             TOTAL
                                                       ----------     HIGH        PRESS       PRO FORMA     PRO FORMA
                                                        WHEELS     PERFORMANCE     PASS     ADJUSTMENTS(1)  COMBINED
                                                       ---------   -----------   --------   -------------   ---------
Net sales . . . . . . . . . . . . . . . . . . . . .    $   7,491    $ 12,890     $  8,662     $     --      $  29,043
Cost of sales . . . . . . . . . . . . . . . . . . .        6,765       9,913        5,626                      22,304
Gross profit  . . . . . . . . . . . . . . . . . . .          726       2,977        3,036                       6,739
Selling, general & administrative expense . . . . .        5,964       3,340        2,464                      11,768
Amortization of intangible assets . . . . . . . . .           --           --          --          431  (2)       431
Operating income  . . . . . . . . . . . . . . . . .      (5,238)       (363)          572         (431)        (5,460)
Interest expense (income) . . . . . . . . . . . . .           94           26          --        1,519  (3)     1,639
Other expense . . . . . . . . . . . . . . . . . . .           --           --          --           --
Income before income taxes  . . . . . . . . . . . .      (5,332)       (389)          572       (1,950)        (7,099)
Income tax expense (benefit)  . . . . . . . . . . .           --           --          --         (534) (4)      (534)
Net income (loss) from continuing operations  . . .      (5,332)       (389)          572       (1,416)        (6,565)
Discontinued operations . . . . . . . . . . . . . .        1,460           --          --                       1,460
                                                       --------     -------      --------     --------      ---------
Net income (loss) . . . . . . . . . . . . . . . . .    $ (6,792)    $  (389)     $    572     $ (1,416)     $  (8,025)
                                                       ========     =======      ========     ========      =========

---------------------------
(1) Pro forma adjustments reflect the purchases of High Performance and Press Pass as if the purchases were made on January 1, 1997.
(2) Provides for the pro forma increase from January 1, 1997 in amortization expense based on amortizing the goodwill associated with the purchases of High Performance and Press Pass of $17.2 million over 40 years.
(3) Reflects the effect on interest expense of the incurrence of $4.9 million in debt to effect the High Performance acquisition and $4.8 in debt to effect the Press Pass acquisition. $7.7 million of the debt used to finance these acquisitions bears interest at the London Interbank Offering Rate plus 3.0%, or approximately 8.8% for the year ended December 31, 1997, $1.0 million of the debt bears interest at 8.0% and the other $1.0 million of debt bears interest at 10.0%. This amount also includes $0.3 million for amortization of deferred financing costs of $1.6 million and $0.3 million for amortization of debt discount of $1.6 million incurred to obtain financing to effect the acquisitions of High Performance and Press Pass.
(4) Reflects the net tax benefit available to the total combined company's income from the net operating loss of High Performance, offset by the tax expense on the income of Press Pass, at an effective rate of 40.0%, after adjustments for interest as noted in note 3 above.